                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   eBenX, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ________________________

     (2)  Aggregate number of securities to which transaction applies:
          ________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________

     (4)  Proposed maximum aggregate value of transaction:
          ________________________

     (5)  Total fee paid: ________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid: ________________________

     (7)  Form, Schedule or Registration Statement No.: ________________________

     (8)  Filing Party: ________________________

     (9)  Date Filed: ________________________

                                  EBENX, INC.

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                                 MAY 23, 2002

TO THE SHAREHOLDERS OF EBENX, INC.:

   Notice is hereby given that the Annual Meeting of Shareholders of eBenX, Inc., a Minnesota corporation, will be held at 9:00 A.M. on May 23, 2002, at The Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota 55402, for the following purposes:

    1. To elect two directors to serve on the board of directors;

    2. To approve the amendment of the 1999 Stock Incentive Plan to increase the number of shares authorized under the plan from 3,000,000 to 5,000,000; and

    3. To transact such other business as may properly come before the meeting.

   The board of directors has fixed the close of business on April 12, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. Alternatively, you may wish to submit your proxy via the Internet as indicated on the proxy.

                                          By Order of the Board of Directors,

                                          /s/ Randall J. Schmidt
                                          Randall J. Schmidt
                                          Vice President, Finance & Business
                                            Development
                                          Acting Secretary

Dated: April 23, 2002

                                  EBENX, INC.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 23, 2002

   This Proxy Statement is furnished by eBenX, Inc., a Minnesota corporation ("eBenX"), in connection with the solicitation of proxies by the board of directors of eBenX for use at the annual meeting of shareholders of eBenX to be held on May 23, 2002, at 9:00 A.M., at The Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournment thereof.

   Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and in favor of the amendment to the 1999 Stock Incentive Plan. A shareholder that has executed and delivered the enclosed proxy or submitted a proxy via the Internet may revoke that proxy at any time before the vote is cast at the annual meeting. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 23, 2002, along with the eBenX 2001 Annual Report to Shareholders.

   The board of directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

   All expenses in connection with the solicitation of proxies will be paid by eBenX. In addition to solicitation by mail, officers, directors and regular employees of eBenX, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, electronic mail or personal calls.

   eBenX's principal executive offices are located at 605 North Highway 169, Suite LL, Minneapolis, MN 55441-6465.

                            RECORD DATE AND VOTING

   Only shareholders of record at the close of business on April 12, 2002, are entitled to notice of and to vote at the annual meeting or at any adjournment thereof. On that date, there were 20,038,141 shares of Common Stock, $.01 par value of eBenX (the "Common Stock") issued and outstanding, all of which are entitled to vote at the meeting. Each issued and outstanding share of Common Stock entitles the record holder to one vote.

   Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon at the annual meeting. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a vote against. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to determining the approval of such matters.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Amended and Restated Bylaws of eBenX provide that directors of eBenX shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class of directors expired at the annual meeting of shareholders in 2000, the term of the second class of directors expired at the annual meeting of shareholders in 2001 and the term of the third class of directors will expire at the annual meeting of shareholders in 2002. Directors elected at each annual meeting of shareholders will be of the same class as the directors whose terms expire at such annual meeting of shareholders, and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their successors are elected and shall qualify or until their earlier death, resignation, removal or disqualification.

   Vacancies in the board of directors occurring by reason of death, resignation, removal or disqualification of a director may be filled for the unexpired term by a majority vote of the remaining directors of the board of directors although less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors may be filled by a two-thirds vote of the directors serving at the time of such increase. Each director so elected to fill a vacancy or a newly created directorship shall hold office until such director's successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such director.

   John M. Nehra, a director of eBenX since 1996, resigned as a member of the board of directors effective June 1, 2001. In June 2001, the board of directors elected Alain C. Enthoven to fill his vacancy for the remainder of his term as a member of the board of directors and a member of the audit committee.

   At the annual meeting of shareholders to be held May 23, 2002, the terms of office of Mark W. Tierney and John J. Davis (the "Nominees") will expire. Each of the Nominees has been nominated to be elected to the board of directors for an additional three-year term, which term will expire at the annual meeting of shareholders in 2005. The board of directors recommends that the shareholders elect the Nominees as directors of eBenX for the ensuing three-year term. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the Nominees, unless otherwise directed. The Nominees have indicated a willingness to serve, but in the unlikely event that either of them is not a candidate at the meeting, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

   Information regarding the directors of eBenX is set forth below:

                                                             Expiration
        Director           Age    Position(s) with eBenX      of Term
        --------           --- ----------------------------- ----------
        Mark W. Tierney+.. 53  Chairman and Director            2002
        John J. Davis..... 43  President and Chief Executive    2002
                               Officer, Director
        Frank C. Witthun*. 58  Director                         2003
        Alain C. Enthoven* 71  Director                         2003
        Paul V. Barber+... 40  Director                         2004
        James P. Bradley+. 50  Director                         2004
        Daniel M. Cain*... 57  Director                         2004

--------
*  Denotes a member of the Audit Committee.
+  Denotes a member of the Compensation Committee.

   Mr. Tierney is one of the founders of eBenX. He has been Chairman and a director of eBenX since September 1993. Prior to founding eBenX, Mr. Tierney founded a joint venture company with UnitedHealth Group Incorporated that specializes in patient demand management, patient advocacy and case management services to Fortune 500 companies, and served as its President and Chief Executive Officer from July 1985 to August 1993. From July 1983 to July 1985, Mr. Tierney served as Senior Vice President of Medical Services for Allina Health System, the largest HMO in the Minneapolis-St. Paul metropolitan area. Prior to July 1983, he held management positions with CIGNA Health Plans, Inc. and Kaiser Permanente Southern California. Mr. Tierney holds a master's degree in Hospital and Health Care Administration from the University of Minnesota and today serves on their clinical faculty.

   Mr. Davis has been President and Chief Executive Officer of eBenX, and a member of the company's board of directors since June 1999. Mr. Davis has more than 20 years experience in managed care and insurance administration. Before joining eBenX, Mr. Davis served as President and Chief Executive Officer of MedManagement, L.L.C., a national leader in pharmacy management and consulting services for hospitals and health systems from 1996 to 1999. Prior to that, Mr. Davis served for ten years in various executive management and operations management positions at UnitedHealth Group Incorporated, most recently as President of Healthmarc, a UnitedHealth Group specialty company providing innovative managed care services to employers with populations who reside outside of health plan service areas. Mr. Davis holds a bachelor's degree from St. John's University, Collegeville, Minnesota.

   Mr. Barber has been a director of eBenX since June 1999. Mr. Barber is a Managing Member of JMI Associates III, LLC, the general partner of JMI Equity Fund III, L.P., a venture capital limited partnership. From 1990 to 1998, he was Managing Director and head of the software investment banking practice of Deutsche Bank Alex Brown, an investment-banking firm. Mr. Barber serves on the board of directors of several privately held companies. Mr. Barber holds an M.B.A. from Harvard Business School and a bachelor's degree in Economics from Stanford University.

   Mr. Bradley has been a director of eBenX since 1997. Mr. Bradley has been Chief Executive Officer of RxHub, LLC since July 2001. RxHub is a connectivity hub that enables doctors, pharmacies, health plans and pharmacy benefit managers to exchange prescription information and process electronic prescriptions. Mr. Bradley was the Chief Technology Strategist and Senior Business Development Executive at a subsidiary of McKesson HBOC, the largest drug distribution and healthcare technology company in the world, from November 1999 to July 2001. He was Chairman, CEO and founder of Abaton.com, Inc., a developer of web-based physician connectivity services and applications, from January 1997 to November 1999. Mr. Bradley was also President of Health Systems Integrations, Inc. and Chief Information Officer of United HealthCare Corporation. He received his M.B.A. from Washington University, St. Louis, MO, and his BA and MS in statistics and data processing from the University of Illinois. Mr. Bradley also serves on the board of directors of Planlinx, the Research and Education Foundation of the American Society for Health System Pharmacists, and he was most recently named to the board of the National Committee for Quality Assurance (NCQA). He is frequently asked to present on health information topics and has presented at Washington University, the University of Harvard, the University of California, and the University of Hawaii.

   Mr. Cain has been a director of eBenX since May 1999. Mr. Cain has been President and Chief Executive Officer of Cain Brothers, LLC, a healthcare investment bank since December 1982, and is a Manager of CB Health Ventures, L.L.C. Mr. Cain is a trustee of CDC-Nvest Funds, a mutual fund complex, Universal Health Realty Income Trust, and Patient Accounting Service Center, an outsourcing and consulting health reimbursement business. Mr. Cain is also a trustee of the Norman Rockwell Museum, Sharon Hospital, and the Board of Overseers of Columbia Business School. Mr. Cain holds an M.B.A. degree from Columbia University and a bachelor's degree in American Civilization from Brown University.

   Mr. Witthun was elected to serve the remainder of William J. Geary's term as a director of eBenX effective February 5, 2001. Mr. Witthun has been President of Acordia, Inc. since November 1994 and Chief Executive Officer since November 1996. Prior to that, Mr. Witthun held executive positions at both Acordia, Inc. and Robinson-Connor, Inc. From 1987 to 1989, Mr. Witthun served as President and Chief Operating Officer of the Financial Guardian Group, Inc., a commercial insurance brokerage company based in Kansas City, Kansas. From

1986 until 1987, Mr. Witthun served as President and Chief Executive Officer of Berkeley Insurance Brokerage, Ltd. From 1980 until 1986, Mr. Witthun served as a Corporate Vice President with Fred S. James, Inc. He holds an M.B.A. from St. Mary's University and a bachelor's degree in Education and Economics from the University of Wisconsin--Whitewater.

   Mr. Enthoven was elected to serve the remainder of Mr. Nehra's term as a director of eBenX effective June 6, 2001. Mr. Enthoven is the Marriner S. Eccles Professor of Public and Private Management (Emeritus) in the Graduate School of Business at Stanford University. He holds degrees in Economics from Stanford, Oxford and MIT. The positions he has held include Economist with the RAND Corporation, Assistant Secretary of Defense, and President of Litton Medical Products. In 1963, he received the President's Award for Distinguished Federal Civilian Service from John F. Kennedy. In 1977, while serving as a consultant to DHHS Secretary Califano and the Carter Administration, he designed and proposed Consumer Choice Health Plan, a plan for universal health insurance based on managed competition in the private sector. He is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. He is a consultant to Kaiser Permanente, the former Chairman of the Health Benefits Advisory Council for CalPERS, the California State employees' medical and hospital care plans, and former Chairman of Stanford's University Committee on Faculty/Staff Benefits. He has been a director of the Jackson Hole Group, Caresoft, Inc., and PCS. Mr. Enthoven is also a director of RxIntelligence. He was 1994 winner of the Baxter Prize for Health Services Research and also the 1995 Board of Directors Award, Healthcare Financial Management Association. In 1997, Governor Pete Wilson appointed him as the Chairman of the California Managed Health Care Improvement Task Force. Commissioned by the state legislature, the Task Force addressed healthcare issues raised by managed care to aid in policy decisions. In 1998 -1999, he was the Rock Carling Fellow of the Nuffield Trust of London and also Visiting Professor at the London School of Hygiene and Tropical Medicine. He has recently written the Rock Carling Lecture In Pursuit of an Improving National Health Service.

The board of directors unanimously recommends a vote FOR Messrs. Tierney and Davis.

                                 PROPOSAL TWO

       Approval of Amendment to the Company's 1999 Stock Incentive Plan

   At the Shareholders' Meeting, there will be presented to the shareholders a proposal increasing the number of shares covered by the 1999 Stock Incentive Plan (the "1999 Plan") by 2,000,000 shares. Previously, shareholders have approved a total of 3,000,000 shares of Common Stock for issuance under the 1999 Plan.

   The Board of Directors believes that stock option grants play several key roles. By tying financial reward to the performance of eBenX's stock, it aligns the interests of our employees, officers, directors and others with those of our shareholders and increases their proprietary interest in our growth and success, reinforcing the principle that the bottom line goal is enhancing value for shareholders. The availability of options assists us in the recruitment, retention and motivation of employees, officers, directors, consultants and independent contractors who are in a position to make contributions to eBenX's progress. Even after the adverse market of the last two years, stock options are perceived as a valuable component of a compensation package. Accordingly, the Board of Directors has determined that the ability to grant stock options under the 1999 Plan continues to benefit eBenX and, therefore increase the value of eBenX for the benefit of all of its shareholders.

   In evaluating the appropriateness of increasing the shares available under the 1999 Plan, the Board of Directors considered a number of additional factors, including:

  . The number of shares currently available under the 1999 Plan. As of December 31, 2001, eBenX had only 583,500 shares of Common Stock available for awards under the 1999 Plan. While it is expected that a modest number of shares of Common Stock will become available due to forfeiture, the Board of Directors believes that the number of shares of Common Stock available for awards under the 1999 Plan is insufficient.

  . Industry practices. The Board of Directors determined that the aggregate shares subject to outstanding options and the annual net rate at which options are granted are reasonable relative to comparable public companies.

  . "Out of the money" options. Approximately 2,000,000 of the eBenX options currently outstanding have exercise prices substantially above the current market price of eBenX Common Stock, and therefore are not likely to be exercised until eBenX's shareholders have experienced a substantial increase in value.

  . Policy against repricing. Notwithstanding the number of outstanding options with high exercise prices, the Board of Directors has not approved, and has no plans to approve, any repricing or cancellation/reissuance of outstanding options.

   Based on the foregoing, the Board of Directors has amended the 1999 Plan, subject to shareholder approval, to provide for an additional 2,000,000 shares of Common Stock. If approved, this would provide sufficient shares for anticipated option grants for the next two to three years.

     SUMMARY DESCRIPTION OF THE 1999 PLAN, AS IT APPLIES TO PROPOSAL TWO.

   In September 1999 the Board adopted and the shareholders of eBenX approved the 1999 Option Plan. As in effect, the 1999 Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs") (ISOs and NQSOs, collectively, the "Stock Options"), restricted stock, and stock appreciation rights ("SARs"). The 1999 Plan as adopted by the Board of Directors is set forth as Exhibit A to this Proxy Statement. The description of the 1999 Plan contained herein is qualified in its entirety by reference to such Exhibit A.

   GENERAL. Persons eligible for participation in the 1999 Plan include employees, officers, independent contractors and consultants who perform services for eBenX or a subsidiary company, and non-employee directors ("Eligible Participants"). Only Eligible Participants who are officers or other employees of eBenX or a subsidiary company are eligible to receive ISOs. All Eligible Participants are eligible to receive NQSOs, restricted stock and SARs. No Eligible Participant may be granted Stock Options for more than 1,500,000 shares in any one taxable year of eBenX. Under the terms of the current 1999 Plan options to purchase 3,000,000 shares of Common Stock are available for issuance. Approval of the proposed amendment to the 1999 Plan would increase the maximum number of shares of Common Stock that would be issuable under the 1999 Plan by an additional 2,000,000 shares to 5,000,000 shares.

   ADMINISTRATION. The 1999 Option Plan is administered by a committee (the "Committee") of the Board of Directors consisting of not less than two persons who are "disinterested persons" under Rule 16b-3 of the Exchange Act and "outside directors" under Section 162(m) of the Code. The Committee has full power to administer and interpret the 1999 Plan. eBenX's Compensation Committee serves as the "Committee" for the 1999 Plan.

   THE SHARES. Each of the Stock Options will be granted for a term fixed by the Committee, subject to earlier termination on the optionee's death, disability or termination of employment or other relationship with eBenX. The Stock Options are subject to vesting, which commences on the date of grant and ends on the date or dates determined by the Committee. The Stock Options are not assignable or otherwise transferrable except by will or the laws of descent and distribution and, if permitted under Rule 16b-3 of the Exchange Act and the Committee, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA. The exercise price of the Stock Option is payable in cash, or, with the consent of the Committee, by delivering shares of Common Stock already owned by the optionee, by a combination of cash and shares, or by delivering a note approved by the Committee at the time of grant. Shares subject to Stock Options granted under the 1999 Plan, which lapse or terminate, may again be granted under the 1999 Plan. The Committee may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the 1999 Plan.

   AMENDMENTS. The Board of Directors has the full authority to amend the 1999 Plan, except that shareholder approval is required for any amendment that would
(i) cause Rule 16b-3 or Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 1999 Plan, (ii) violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to eBenX, or (iii) cause eBenX to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the 1999 Plan. The 1999 Plan terminates on September 16, 2009, the tenth anniversary of its effective date.

   FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of an optionee's participation in the 1999 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to Stock Options.

   The tax consequences of a Stock Option depend on whether the Stock Option is an ISO or a NQSO. An optionee will not recognize income at the time of a grant or exercise of an ISO and eBenX may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in alternative minimum tax income. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who disposes of stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize ordinary income equal to the difference between the ISO's exercise price and the lesser of the fair market value of the stock on the date of exercise or the date of disposition and capital gain to the extent that the amount received on disposition exceeds such fair market value on the date of exercise. To the extent that an optionee recognizes ordinary income pursuant to the preceding sentence, eBenX is allowed a deduction for federal income tax purposes in like amount in the year of disposition. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock.

   A different set of rules governs NQSOs. There are no federal income tax consequences to the optionee or eBenX upon the grant of NQSOs. Upon exercise of a NQSO, the optionee will recognize ordinary income in the amount by which the fair market value of the Stock Option exceeds the exercise price of the Stock Option. eBenX is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income. If, at the time of issuance of the option shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of (i) the date of exercise, or (ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and the exercise price.

   SECTION 162(M). Under Section 162(m) of the Code, eBenX may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of Stock Options granted after February 17, 1993. An exception does exist, however, for "performance-based" remuneration, including amounts received upon the exercise of Stock Options pursuant to a plan approved by shareholders that meets certain requirements. The Option Plan is intended to make option grants there under meet the requirements of "performance-based" remuneration.

   VOTE REQUIRED FOR APPROVAL

   The proposal to approve the issuance and grants of up to 2,000,000 additional shares of Common Stock under the 1999 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Shareholders' Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Shareholders' Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Shareholders' Meeting is required to approve the proposal. Broker non-votes will not be voted or have any effect on Proposal Two.

   The board of directors unanimously recommends a vote for Proposal Two.

           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

   During the year ended December 31, 2001, the board of directors met five times. All of the directors attended 100% of the aggregate of all meetings of the board of directors and meetings of the committees on which they served held during the period for which they served. The board of directors and its committees also acted from time to time by written consent in lieu of meetings.

   The board of directors of eBenX has standing Audit and Compensation Committees that have a current membership as indicated in the foregoing section. The board of directors has no standing nominating committee.

   The Audit Committee monitors the integrity of eBenX's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of eBenX's independent auditors; and provides an avenue of communication among the independent auditors, management and the board of directors. During 2001, the Audit Committee held five meetings.

   The Compensation Committee reviews and recommends to the board of directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans, fringe benefits and retirement benefits for all employees. During 2001, the Compensation Committee held one meeting.

                              EXECUTIVE OFFICERS

 Name              Age                        Position
 ----              --- -------------------------------------------------------
 John J. Davis.... 43  President and Chief Executive Officer, Director
 Scott P. Halstead 38  Executive Vice President and General Manager, Corporate
                         Solutions
 Jeffrey Rosenblum 39  Executive Vice President and General Manager, Mid-
                         Market Services

   See the biographical information on Mr. Davis under "Election of Directors."

   Mr. Halstead has been Executive Vice President and General Manager, Corporate Solutions since March 2001. He was the Chief Financial Officer and Secretary of eBenX from February 1997 to March 2001. Prior to joining eBenX, he spent six years with The Dun & Bradstreet Corporation in various financial management positions in North America, Europe and Asia. Most recently he was Chief Financial Officer of an operating division of The Dun & Bradstreet Corporation. Mr. Halstead serves on the board of directors of a privately held company. Mr. Halstead holds an M.B.A. degree from the Wharton School at the University of Pennsylvania and a bachelor's degree in Industrial Engineering from Northwestern University.

   Mr. Rosenblum became Executive Vice President and General Manager, Mid-Market Services in January 2002. He was President, Mid-Market of eBenX from September 2000 to January 2002. Before joining eBenX, he was President and CEO of Arbor Administrative Services, Inc., which eBenX acquired in September 2000. Since 1991, Arbor Administrative Services, Inc. has specialized in Section 125/Cafeteria Plan design, implementation, communication and administration, with a focus on Web/IVR-based solutions for companies with between 750 and 15,000 employees. Mr. Rosenblum holds a bachelor's degree with a concentration in management from Northwestern University. He sits on the Employer's Council of Flexible Compensation Technical Advisory Committee and is a Certified Instructor in Flexible Compensation through the Employer's Council of Flexible Compensation (Charter Class).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of eBenX's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish eBenX with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to eBenX and written representations from the executive officers and directors, eBenX believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were satisfied except for Executive Officer Jeffrey Rosenblum's failure to timely report a change in beneficial ownership of securities on Form 4 related to two stock option grants during 2001. Mr. Rosenblum satisfied Section 16(a) filing requirements on Form 5.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

                                                                Annual       Long Term
                                                           Compensation (1) Compensation
                                                           ---------------- ------------
                                                                               Shares
                                                    Fiscal                   Underlying
Name and Principal Position                          Year   Salary   Bonus    Options
---------------------------                         ------ -------- ------- ------------
Mark W. Tierney (6)................................  2001  $200,000 $    --    70,000
   Chairman and Director                             2000  $200,000 $    --   150,000
                                                     1999  $177,333 $88,667   150,000

John J. Davis (2) (6)..............................  2001  $268,750 $    --   175,000
   President, Chief Executive Officer and Director   2000  $200,000 $    --   150,000
                                                     1999  $126,650 $87,500   595,308

Scott P. Halstead (3) (6)..........................  2001  $222,917 $    --   245,000
   Executive Vice President and General Manager,     2000  $175,000 $    --   150,000
   Corporate Solutions                               1999  $126,667 $63,334    60,000

Jeffrey Rosenblum (4)..............................  2001  $197,917 $    --    70,000
   Executive Vice President and General              2000  $175,000 $    --        --
   Manager, Mid-Market Services                      1999  $     -- $    --        --

Thomas E. Kelly (5)................................  2001  $153,340 $    --   100,000
   Chief Financial Officer and Secretary             2000  $     -- $    --        --
                                                     1999  $     -- $    --        --

--------
(1) The aggregate amount of perquisites and other personal benefits, securities or property received by each named executive officer does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each respective named executive officer.
(2) Mr. Davis became President and Chief Executive Officer in April 1999.
(3) Mr. Halstead became Executive Vice President and General Manager, Corporate Solutions in March 2001, prior to which he was Chief Financial Officer and Secretary.
(4) Mr. Rosenblum became Executive Vice President and General Manager, Mid-Market Services in January 2002. He was President, Mid-Market from September 2000 to December 2001.
(5) Mr. Kelly became Chief Financial Officer in March 2001. Mr. Kelly resigned his position effective February 8, 2002.
(6) In September 2001, Messrs. Tierney, Davis and Halstead each voluntarily cancelled options that were granted in 2000 to purchase 100,000 shares of common stock.

                                 Stock Options

   The following table provides information concerning the stock option grants made to each of the named executive officers of eBenX during the fiscal year ended December 31, 2001.

                         Option Grants in Fiscal 2001

                                 Individual Grants (1)
                      -------------------------------------------
                                                                  Potential Realizable Value at
                                                                     Assumed Annual Rates of
                                                                    Stock Price Appreciation
                                                                       for Option Term (2)
                                                                  -----------------------------
                      Number of   % of Total
                      Securities   Options    Exercise
                      Underlying  Granted to   Price
                       Options   Employees in   Per    Expiration
Name                   Granted   Fiscal 2001   Share      Date         5%             10%
----                  ---------- ------------ -------- ----------   --------      ----------
Mark W. Tierney (3)..   50,000       2.68%     $5.81   2/12/2011  $182,694      $  462,982
                        20,000       1.07%     $4.50   3/12/2011  $ 56,601      $  143,437
John J. Davis (4)....  150,000       8.03%     $5.81   2/12/2011  $548,082      $1,388,947
                        25,000       1.34%     $4.50   3/12/2011  $ 70,751      $  179,296
Scott P. Halstead (5)  125,000       6.69%     $6.06    1/5/2011  $209,283      $  462,461
                       100,000       5.35%     $5.81   2/12/2011  $365,388      $  925,964
                        20,000       1.07%     $4.50   3/12/2011  $ 56,601      $  143,437
Jeffrey Rosenblum (6)   50,000       2.68%     $5.81   2/12/2011  $182,694      $  462,982
                        20,000       1.07%     $4.50   3/12/2011  $ 56,601      $  143,437
Thomas E. Kelly (7)..  100,000       5.35%     $4.50   3/12/2011  $283,003      $  717,184

--------
(1) Based on an aggregate of 1,868,925 shares of common stock subject to options granted to employees of eBenX during fiscal 2001.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent eBenX's estimate or projection of future Common Stock prices.

(3) Mr. Tierney was granted options exercisable for 50,000 shares on February 12, 2001 and options exercisable for 20,000 shares on March 12, 2001. Mr. Tierney ceased to be an employee of the Company effective January 1, 2002. Pursuant to his employment contract, all unvested stock option shares have vested 100% as of that date. Furthermore, unexercised stock option shares will terminate within 90 days of the date Mr. Tierney ceases to be a member of the board of directors, or the termination date listed in the option agreements, whichever comes first.

(4) Mr. Davis was granted options exercisable for 150,000 shares on February 12, 2001 and options exercisable for 25,000 shares on March 12, 2001. With respect to the grant on February 12, options for 25% of the shares vest as of the first anniversary date of the date of grant and options for 1/36 of the remaining shares vest on each month thereafter. With respect to the grant on March 12, options for 100% of the shares vested at March 12, 2002.

(5) Mr. Halstead was granted options exercisable for 125,000 shares on January 5, 2001, options exercisable for 100,000 shares on February 12, 2001, and options exercisable for 20,000 shares on March 12, 2001. With respect to the grants on January 5 and February 12, options for 25% of these shares vest as of the first anniversary date of the date of grant and options for 1/36 of the remaining shares vest on each month thereafter. With respect to the grant on March 12, options for 100% of the shares vested at March 12, 2002.

(6) Mr. Rosenblum was granted options exercisable for 50,000 shares on February 12, 2001 and options exercisable for 20,000 shares on March 12, 2001. With respect to the grant on February 12, options for 25% of the shares vest as of the first anniversary date of the date of grant and options for 1/36 of the remaining shares vest on each month thereafter. With respect to the grant on March 12, options for 100% of the shares vested at March 12, 2002.

(7) Mr. Kelly was granted options exercisable for 100,000 shares on March 12, 2001. Mr. Kelly's severance agreement provides for 50% vesting February 8, 2002, and the right to exercise the remaining options at any time within ninety days thereof.

   The following table provides information concerning the number and value of unexercised stock options held by our named executive officers as of December 31, 2001. There were no options exercised by any of these executive officers during 2001.

                         Fiscal Year-End Option Values

                          Number of Securities      Value of Unexercised
                         Underlying Unexercised     In-the-Money Options
                       Options at Fiscal Year-end  at Fiscal Year-end (1)
                       -------------------------- -------------------------
     Name              Exercisable  Unexercisable Exercisable Unexercisable
     ----              -----------  ------------- ----------- -------------
     Mark W. Tierney..   200,991       100,209    $  601,584    $     --
     John J. Davis....   347,211       473,097    $1,087,034    $889,388
     Scott P. Halstead   132,741       299,209    $  384,782    $ 79,680
     Jeffrey Rosenblum        --        70,000    $       --    $     --
     Thomas E. Kelly..        --       100,000    $       --    $     --

--------
(1) The value of unexercised in-the-money options is based on a value of $4.07, the closing price per share of the Common Stock on The Nasdaq National Market as of December 31, 2001, less the applicable per share exercise price multiplied by the number of shares issuable upon exercise of the option.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the board of directors has furnished the following report on executive compensation.

   eBenX's executive compensation program is administered by the Compensation Committee. The Compensation Committee, which is composed of Paul V. Barber, James P. Bradley, and Mark W. Tierney (replacing Daniel M. Cain effective March 8, 2002), establishes and administers eBenX's executive compensation policies and plans and administers eBenX's stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining officers' compensation, including outside survey data.

   Compensation Philosophy:


   eBenX's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of eBenX's shareholders. The compensation policies are designed to achieve the following objectives:

    . Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

    . Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of eBenX and the creation of shareholder value.

    . Further eBenX's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

   Compensation Program:

   eBenX's executive compensation program has three major integrated components, base salary, annual bonus awards, and long term incentives.

   Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of e-commerce companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of eBenX. Overall, eBenX believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these e-commerce companies.

   Annual Bonus. Executive officers of eBenX are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Compensation Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of eBenX and the management team.

   Long-Term Incentives. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. eBenX provides long-term incentives through its 1993 Stock Option Plan and 1999 Stock Incentive Plan, the purpose of each of which is to create a direct link between executive compensation and increases in shareholder value. Stock options granted under the 1993 Stock Option Plan and 1999 Stock Incentive Plan are granted with exercise prices equal to or greater than fair market value at the date of grant and vest in installments, generally over four to five years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting eBenX's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of eBenX's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

   Chief Executive Officer Compensation:

   The Compensation Committee determines Mr. Davis' base salary, annual bonus award and long-term incentive compensation based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Davis' 2001 annual base salary was $275,000, subject to annual review and increase by the board of directors. Mr. Davis' incentive compensation considers eBenX's 2001 financial performance against company objectives. Mr. Davis was not paid a cash bonus for the fiscal year ending December 31, 2001. In the event of termination of employment other than for cause, Mr. Davis' employment agreement provides for a payment of one year's base salary plus bonus, and immediate vesting of 100% of any remaining unvested stock options. If, however, such termination of employment occurs within two years of a change in control, the employment agreement provides for severance pay of two year's base salary plus bonus, and immediate vesting of 100% of any remaining unvested stock options.

   Section 162(m) Limitation:

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to eBenX's 1993 Stock Option Plan and 1999 Stock Incentive Plan meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of eBenX or its shareholders.

                                          THE COMPENSATION COMMITTEE
                                          Paul V. Barber
                                          James P. Bradley
                                          Mark W. Tierney

                           COMPENSATION OF DIRECTORS


   eBenX currently does not pay any compensation to directors for serving in that capacity. eBenX reimburses directors for out-of-pocket expenses incurred in attending board meetings. The board of directors has the discretion to grant options to non-employee directors pursuant to the eBenX, Inc. 1999 Stock Incentive Plan. Mr. Witthun was granted options exercisable for 20,000 shares on February 12, 2001 and options exercisable for 15,000 shares on May 23, 2001. The exercise price was equal to $5.81 and $3.40, respectively, the fair market value of the common stock on those days. Mr. Enthoven was granted options exercisable for 30,000 shares on June 1, 2001 at an exercise price equal to $3.46, the fair market value of the common stock on that day.

   Directors who are also employees of eBenX do not receive any additional compensation for serving on the board of directors.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Employment Agreements with Named Executive Officers

   eBenX entered into employment agreements with Mark W. Tierney in January 2002, with John J. Davis and Scott P. Halstead in April 1999, and with Jeffrey Rosenblum in September 1999, that govern their employment with eBenX. The agreements set forth their compensation levels and eligibility for salary increases, bonuses, benefits and option grant under eBenX's stock option plans. The initial employment term is five years. During the term of each of their employment agreements, either party may terminate the agreement by providing at least 30 days' written notice to the other party.

   Mr. Tierney entered into an agreement with eBenX to terminate his full-time employment while remaining an active member of the board of directors effective January 1, 2002. Under this agreement, Mr. Tierney will receive severance pay of $300,000 payable over twelve months, and immediate vesting of 100% of any remaining unvested stock options (100,209 shares). The agreement also provides Mr. Tierney with healthcare benefits coverage as long as he serves on the board and a grant on May 23, 2002, of options exercisable for 200,000 shares at an exercise price equal to the closing market price on that date. However, if the shareholders do not approve Proposal Two, Mr. Tierney has agreed to negotiate a potential change in the number of options to be granted to him.

   Under Mr. Davis' employment agreement, as amended, if Mr. Davis' termination is for cause or by Mr. Davis without good reason, eBenX will pay all amounts due Mr. Davis through the termination date and all of his unvested options will be canceled immediately. If Mr. Davis' termination is for other than cause or by Mr. Davis with good reason, eBenX will pay all amounts due to him through the termination date, continue to pay his then current base salary for a period of one year, pay incentive compensation equal to 50% of his then current base salary, and accelerate the vesting of all of his unvested option shares. If eBenX terminates Mr. Davis within two years after a change in control or Mr. Davis terminates his employment for good reason within two years after a change in control, eBenX will pay Mr. Davis all amounts due through the termination date, continue to pay his then current base salary for a period of two years, pay incentive compensation for two years equal to 50% of his then current base salary, and accelerate the vesting of all of his unvested options.

   Under Mr. Halstead's employment agreement, as amended, if Mr. Halstead's termination is for cause or by Mr. Halstead without good reason, eBenX will pay all amounts due Mr. Halstead through the termination date and all of his unvested options will be canceled immediately. If Mr. Halstead's termination is for other than cause or by Mr. Halstead with good reason, eBenX will pay all amounts due to him through the termination date, continue to pay his then current base salary for a period of one year and accelerate the vesting of all of his unvested option shares. If eBenX terminates Mr. Halstead within one year after a change in control or Mr. Halstead terminates his employment for good reason within one year after a change in control, eBenX will pay Mr. Halstead all amounts due through the termination date, continue to pay his then current base salary for a period of one year, pay incentive compensation equal to 50% of his then current base salary, and accelerate the vesting of all of his unvested option shares.

   Under Mr. Rosenblum's employment agreement if Mr. Rosenblum's termination is for cause or by Mr. Rosenblum without good reason, eBenX will pay all amounts due Mr. Rosenblum through the termination date and all of his unvested options will be canceled immediately. If Mr. Rosenblum's termination is for other than cause or by Mr. Rosenblum with good reason, eBenX will pay all amounts due to him through the termination date, continue to pay his then current base salary for a period of one year and accelerate the vesting of all of his unvested option shares. If eBenX terminates Mr. Rosenblum within one year after a change in control or Mr. Rosenblum terminates his employment for good reason within one year after a change in control, eBenX will pay Mr. Rosenblum all amounts due through the termination date, continue to pay his then current base salary for a period of one year, pay incentive compensation equal to 50% of his then current base salary, and accelerate the vesting of all of his unvested option shares.

Severance Agreement

   In February 2002, Mr. Kelly entered into a severance agreement with eBenX. This agreement provides for, among other things, the payment of six months salary as severance pay, the release of all claims between Mr. Kelly and eBenX, immediate vesting of 50% of unvested stock options (100,000 shares), and ninety days in which to exercise the remaining options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Barber, Bradley and Tierney currently serve on the Compensation Committee. Neither Mr. Barber nor Mr. Bradley has at any time been an officer or employee of eBenX. Mr. Tierney was an employee from the inception of eBenX until December 31, 2001. Prior to formation of the Compensation Committee, all decisions regarding executive compensation were made by the full board of directors. No interlocking relationship exists between the board of directors or the Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

                         COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholder return on eBenX Common Stock since trading in the Common Stock began on The Nasdaq Stock Market on December 10, 1999, with the cumulative total return on the Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the JP Morgan H&Q Healthcare Information Services Index over the same period (assuming the investment of $100 in each on December 10, 1999 and the reinvestment of all dividends).

   The graph compares the cumulative total shareholder return on eBenX Common Stock since December 10, 1999 with the cumulative total return to other specified indexes as follows: for eBenX Common Stock, $100 on December 10, 1999, $226.15 on December 31, 1999, $33.75 on December 31, 2000 and $20.36 on
December 31, 2001; for The Nasdaq Stock Market, $100 on December 10, 1999, $112.61 on December 31, 1999, $67.73 on December 31, 2000 and $53.75 on
December 31, 2001; and for the JP Morgan H&Q Healthcare Information Services Index, $100 on December 10, 1999; $99.27 on December 31, 1999, $27.81 on
December 31, 2000 and $21.86 on December 31, 2001.

                 COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN*
            AMONG EBENX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
         AND THE JP MORGAN H & Q HEALTHCARE INFORMATION SERVICES INDEX




                                    [CHART]

             eBenX Common Stock      The Nasdaq Stock Market         JP Morgan H&Q Health Care Information Services Index
12/10/1999         100.00                    100.00                                          100.00
12/31/1999         226.15                    112.61                                           99.27
12/31/2000          33.75                     67.73                                           27.81
12/31/2001          20.36                     53.75                                           21.86


*$100 INVESTED ON 12/10/99 IN STOCK OR INDEX
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information with respect to beneficial ownership of eBenX Common Stock as of March 1, 2002 by: (i) each director of eBenX, (ii) each executive officer of eBenX named in the Summary Compensation Table, (iii) all directors and executive officers of eBenX as a group, and (iv) each person or entity known by eBenX to own beneficially more than five percent of the outstanding eBenX Common Stock. The business address each of Messrs. Tierney, Davis, Halstead and Rosenblum is the address of the principal executive offices of eBenX.

                              Beneficial Ownership(1)
-----------------------------------------------------------------------------------
Name                                                               Shares     Percent
----                                                              ---------   -------
Kern Capital Management (2)...................................... 2,079,100   10.4%
114 West 47th Street, Suite 1926
New York, NY 10036
Dimensional Fund Advisors, Inc. (3).............................. 1,363,100    6.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Entities associated with JMI Equity Fund III, L.P. (4)........... 1,229,508    6.2%
12680 High Bluff Drive
San Diego, CA 92130
Heartland Advisors, Inc. & William J. Nasgovitz (5).............. 1,222,500    6.1%
789 North Water Street
Milwaukee, WI 53202
Michael C. Bingham (6)........................................... 1,168,205    5.8%
4827 Thomas Avenue S
Minneapolis, MN 55410
Mark W. Tierney (7).............................................. 2,155,630   10.8%
John J. Davis (8)................................................   509,423    2.6%
Scott P. Halstead (9)............................................   251,688    1.3%
Jeffrey Rosenblum (10)........................................... 1,537,698    7.7%
Paul V. Barber (11).............................................. 1,239,508    6.2%
12680 High Bluff Drive
San Diego, CA 92130
James P. Bradley (12)............................................    47,029      *
8009 34th Avenue South, Suite 600
Bloomington, MN 55425
Daniel M. Cain (13)..............................................   839,508    4.2%
452 Fifth Avenue, 25th Floor
New York, NY
Frank C. Witthun (14)............................................     6,667      *
150 North Michigan Avenue, #4100
Chicago, IL 60601
Alain Enthoven (15)..............................................     2,000      *
1 McCormick Lane
Atherton, CA 94027
All directors and executive officers as a group (10 persons) (16) 6,589,151   32.9%

--------
* Represents beneficial ownership of less than 1% of the outstanding shares of the common stock.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2002 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options, but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Based upon an amended Schedule 13G dated February 14, 2002.
(3) Based upon a Schedule 13G dated January 30, 2002.
(4) Based upon an amended Schedule 13G dated March 13, 2001. Includes 1,094,262 shares held by JMI Equity Fund III, L.P. and 135,246 shares held by JMI Equity Side Fund, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P.
(5) Based upon a Schedule 13G dated January 8, 2002. Mr. Nasgovitz is President and principal shareholder of Heartland Advisors, Inc.
(6) Based upon Form 4 dated April 6, 2001.
(7) Includes 301,200 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002.
(8) Includes 509,423 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002.
(9) Includes 215,135 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002.
(10) These shares are owned in joint tenancy with Leonor Rosenblum. Includes 34,582 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002.
(11) Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002, and 1,094,262 shares held by JMI Equity Fund III, L.P. Mr. Barber, a director of eBenX, is a Managing Member of JMI Associates III, LLC, which is the general partner of JMI Equity Fund III, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P. Mr. Barber disclaims beneficial ownership of shares held by JMI Equity Fund III, L.P. Mr. Barber has no beneficial ownership interest in JMI Equity Side Fund, L.P.
(12) Includes 47,029 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002.
(13) Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002 and 829,508 shares held by CB Heathcare Fund, L.P. Mr. Cain, a director of eBenX, is a Manager of CB Health Ventures, L.L.C., which is the general partner of CB Healthcare Fund, L.P. Mr. Cain disclaims beneficial ownership of shares held by CB Healthcare Fund, L.P.
(14) Includes 6,667 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002.
(15) Based upon Form 3 dated June 5, 2001.
(16) Includes 1,134,036 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2002. Includes 1,094,262 shares held by JMI Equity Fund III, L.P., 135,246 shares held by JMI Equity Side Fund, 829,508 shares held by CB Healthcare Fund, L.P., and 531,267 shares held by New Enterprise Associates VI, Limited Partnership.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of eBenX's board of directors is composed of the following nonemployee directors: Daniel M. Cain (replacing Paul V. Barber effective March 8, 2002), Alain C. Enthoven and Frank C. Witthun. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is attached to this Proxy Statement as Exhibit B. The Audit Committee recommends to the board of directors the appointment of eBenX's independent accountants.

   Management is responsible for eBenX's internal controls and the financial reporting process. eBenX's independent accountants are responsible for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on eBenX's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that eBenX's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   eBenX's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants, the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in eBenX's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE
                                          Daniel M. Cain
                                          Alain C. Enthoven
                                          Frank C. Witthun

         INFORMATION REGARDING EBENX'S INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP ("Ernst & Young") has been appointed as eBenX's independent auditors for the year ending December 31, 2002. Representatives of Ernst & Young will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

   Audit Fees

   Audit fees, excluding audit related fees, billed or expected to be billed to eBenX by Ernst & Young for the audit of eBenX's financial statements for the fiscal year ended December 31, 2001 and for reviews of eBenX's financial statements included in eBenX's quarterly reports on Form 10-Q for the last fiscal year totaled $77,600.

   Financial Information Systems Design and Implementation Fees

   No fees were billed or expected to be billed to eBenX by Ernst & Young for services provided during the last fiscal year for the design and implementation of financial information systems.

   All Other Fees

   Fees billed or expected to be billed to eBenX by Ernst & Young for all other services provided during the last fiscal year totaled $17,400 for audit related fees, and for other non-audit fees totaled $50,000. Audit related fees consisted of review of registration statements. Other non-audit fees consisted of tax compliance, stock option administration, corporate restructure and acquisition accounting services.

   As indicated in the audit committee report of the board of directors, the audit committee has considered whether the provision of the non-audit related services listed above is compatible with maintaining Ernst & Young's independence.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any proposal by a shareholder to be presented at the next annual meeting of shareholders that is requested to be included in eBenX's Proxy Statement must be received at our principle executive offices at 605 North Hwy 169, Suite LL, Minneapolis, MN 55441-6465, no later than December 26, 2002. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

   Pursuant to eBenX's Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, the shareholder must be a shareholder of record at the time of giving of notice, be entitled to vote at the meeting and give written notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner provided for in the Bylaws. The shareholder must give written notice to the Secretary of eBenX so as to be received at eBenX's principal executive offices no later than December 26, 2002. The notice must set forth the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, the class and number of shares of eBenX owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, a brief description of the business desired to be brought before the regular meeting and the reasons for conducting the business and any material interest in the business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is being made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

                              ADDITIONAL MATTERS

   The board of directors of eBenX does not presently know of any matters to be presented for consideration at the annual meeting of shareholders other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement. The proxy confers discretionary authority to vote only with respect to matters that the board of directors of eBenX did not know, prior to April 23, 2002, were to be presented at the Annual Meeting of Shareholders.

                                          By Order of the Board of Directors,

                                          /s/ Randall J. Schmidt
                                          Randall J. Schmidt
                                          Vice President, Finance & Business
                                            Development
                                          Acting Secretary

                                                                      EXHIBIT A

                                  eBenx, Inc.
                Amended and Restated 1999 Stock Incentive Plan

   Section 1. Purpose. The purpose of the eBenX, Inc. 1999 Stock Incentive Plan (the "Plan") is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees ("Non-Employee Directors") of eBenX, Inc. (the "Company") capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

   Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

   (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

   (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or other Stock-Based Award granted under the Plan.

   (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

   (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

   (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 (which term "Non-Employee Director" is defined in this paragraph for purposes of the definition of "Committee" only and is not intended to define such term as used elsewhere in the Plan). Each member of the Committee shall also be an "outside director" within the meaning of Section 162(m) of the Code.

   (f) "Eligible Person" shall mean any employee, officer, director (including any Non-Employee Director), consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

   (g) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

   (h) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

   (i) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan, that is not intended to be an Incentive Stock Option.

   (j) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

   (k) "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

   (l) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

   (m) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

   (n) "Person" shall mean any individual, corporation, partnership, association or trust.

   (o) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

   (p) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

   (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

   (r) "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

   (s) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

   Section 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement;(v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

   Section 4.  Shares Available for Awards.

   (a) Shares Available. Subject to adjustment as provided in Section 4(c), the total number of Shares available for granting Awards under the Plan shall be 5,000,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

   (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan, subject to the limitations set forth in Section 4(c) of the Plan.

   (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

   (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards, the value of which Awards are based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 1,500,000 Shares, subject to adjustment as provided in the Plan, in any calendar year. The foregoing annual limitation specifically includes the grant of any "performance-based" Awards within the meaning of ss.162(m) of the Code.

   Section 5. Eligibility. Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

   Section 6.  Awards.

   (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

      (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price for Shares granted as Incentive Stock Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

      (ii) Option Term. The term of each Option shall be fixed by the Committee.

      (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

      (iv) Reload Options. The Committee may grant "reload" options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of shares of the Company's Common Stock owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when shares of the Company's Common Stock are tendered or forfeited as payment of the amount to be withheld under applicable tax laws in connection with the exercise of an option, which new Option would be an option to purchase the number of Shares not exceeding the sum of (A) the number of shares of the Company's Common Stock provided as consideration upon the exercise of the previously granted option to which such "reload" option relates and (B) the number of shares of the Company's Common Stock tendered or forfeited as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such "reload" option relates. "Reload" options may be granted with respect to options granted under this Plan or any other stock option plan of the Company or any of its affiliates (which shall explicitly include plans assumed by the Company in connection with mergers and the like). Such "reload" options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option. Any such reload options shall be subject to availability of sufficient shares for grant under the Plan.

   (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

   (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

      (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

      (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

      (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

   (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

   (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

   (f)  General.

      (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

      (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement or amendment thereto pursuant to terms determined by the Committee. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement or amendment thereto relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

      (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

      (vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

   Section 7. Amendment and Termination; Adjustments. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

   (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

      (i) would cause Rule 16b-3 or Section 162(m) of the Code to become unavailable with respect to the Plan;

      (ii) would violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

      (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

   (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

   (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.  Income Tax Withholding; Tax Bonuses.

   (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

   (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

   Section 9.  General Provisions.

   (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

   (b) Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

   (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

   (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

   (e) No Right to Employment, Etc. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a Director, of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

   (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota.

   (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

   (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

   (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

   (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   (k) Section 16 Compliance. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

   Section 10. Effective Date of the Plan. The Plan shall be effective as of September 16, 1999, subject to approval by the Company's shareholders in accordance with applicable law.

   Section 11. Term of the Plan. New Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

                                                                      EXHIBIT B

                                  eBenX, Inc.
           Charter of the Audit Committee of the Board of Directors
                           Effective January 1, 2002

Audit Committee Purpose

   The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to assist the Board with respect to:

    . The integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

    .  The independence and performance of the Company's independent auditors;

    .  Compliance with legal and regulatory requirements;

    . Providing an avenue of communication among the independent auditors, management, and the Board.

   The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

   While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

Audit Committee Composition and Meetings

   Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. (the "NASD"). Except as otherwise permitted by the requirements of the NASD, the Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by the NASD), non-executive directors, free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, or shall obtain such ability within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise.

   Committee members shall be appointed by the Board. If an audit committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate as determined by the Committee Chair. The Committee may request that members of management and/or the independent auditors be present as needed. The Committee should meet privately in separate executive sessions at least annually with management and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Minutes of each meeting will be kept and distributed to the entire Board. The Committee shall have sole discretion in determining meeting attendees and agenda.

Committee Responsibilities and Duties

   The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the Company are in accordance with requirements and an effective legal compliance and business ethics program exists.

   Review Procedures

   Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

   Review the scope and general extent of the independent auditors' annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the independent auditors in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

   Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting practices and judgments.

   Review and discuss with management and the independent auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports. Inquire as to the independent auditors' view and consider the independent auditors' judgments about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or any internal auditing department. Determine, as it regards new transactions or events, the independent auditors' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

   Review and discuss with management and the independent auditors: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

   Recommend to the Board whether, based on the review and discussions described in paragraphs 2 through 5 above, the financial statements as they exist should be included in the annual report on Form 10-K.

   In consultation with management, the independent auditors, and any internal auditors, consider the integrity of the Company's financial reporting processes and controls. Obtain immediately in writing from the independent auditors their letter regarding the adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

   Have a predetermined arrangement with the independent auditors that they will advise the Committee through its Chair and management of the Company of any material matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the fiscal year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

   Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

   The Committee views updates on emerging accounting and auditing issues as critical to its function. In this regard, the independent auditor and management shall provide updates on emerging accounting and auditing issues, as well as an assessment of their potential impact on the Company, on a timely basis throughout the year.

   Independent Auditors

   The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. Unless approved otherwise by the Board, the Company will rotate its independent audit firm no less frequently than every 7 years, beginning with its IPO year of 1999.

   Review the fees and other significant compensation to be paid to the independent auditors.

   Review and discuss with the independent auditors on an annual basis all significant relationships they have with the Company that could impair their independence. The independent auditors will certify to the Company that its personnel working on the Company's audit are free of conflict of interest. Neither the personnel working on the audit or their first degree relatives will work for the Company for three years from the time they worked on the audit or own stock in the Company, unless approved by the Board.

   The company will purchase only financially related services from the independent audit firm such as audit services, tax preparation and advice services, due diligence services related to a merger or acquisition, or other accounting related services. The Company shall not purchase any consulting or other services from the independent audit firm related to information technology or operations management unless approved by the Board.

   Require the independent auditors to provide, and review once provided, a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, and discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. The Committee shall take such action, or recommend the Board take such action, as appropriate to oversee the independence of the independent auditors.

   Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors including any matters that are required to be communicated to the audit committee in accordance with AICPA SAS 61.

   Ethical and Legal Compliance

   Establish, review and update periodically the Company's Standards of Conduct and ensure that management has established a system to enforce the Standards of Conduct.

   Review management's monitoring of the Company's compliance with the Standards of Conduct and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

   Review activities, organizational structure, and qualifications of any internal audit department.

   Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

   At least once a year, discuss, with the corporate secretary and legal counsel, any significant litigation or regulatory matters outstanding involving the Company. If significant litigation or regulatory matters arise during the year outside of a regularly scheduled report, those matters shall be brought to the attention of the Committee at its next regularly scheduled meeting.

   Other Audit Committee Responsibilities

   Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

   Conduct or authorize investigations into any matters within the Committee's scope of responsibilities and retain outside legal, accounting or other advisors to assist it in the conduct of any investigation.

   Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

   Maintain minutes of meetings and periodically report to the Board of directors on significant results of the foregoing activities.

                                   eBenX, Inc.

                                 ANNUAL MEETING

                             Thursday, May 23, 2002
                             9:00 A.M. Central Time

                                 The Grand Hotel
                             615 Second Avenue South
                          Minneapolis, Minnesota 55402




--------------------------------------------------------------------------------


  eBenX, Inc.
  605 North Highway 169, Suite LL, Minneapolis, MN 55441-6465             Proxy
  ------------------------------------------------------------------------------

         This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Randall J. Schmidt and Audrey Moy, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of eBenX Inc. to be held on May 23, 2002, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

  If no choice is specified, the proxy will be voted "FOR" each item.



                      See reverse for voting instructions.

                                                             -------------------
                                                             COMPANY #
                                                             CONTROL #
                                                             -------------------

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET-- http://www.eproxy.com/ebnx-- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 23, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

o Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided, or return it to eBenX, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.


          If you vote by Internet, please do not mail your Proxy Card.


                          \|/  Please detach here  \|/
--------------------------------------------------------------------------------


           The Board of Directors Recommends a Vote FOR Items 1 and 2

1. Election of directors:
                             [_] Vote FOR        [_] Vote WITHHELD
   01 Mark W. Tierney            all nominees        from all nominees
   02 John J. Davis

(Instructions: To withhold authority to vote for    +-------------------------+
any indicated nominee, write the number(s) of the   |                         |
nominee(s) in the box provided to the right.)       +-------------------------+

2.       Approval of Amendment to the Company's 1999 Stock Incentive Plan.

         [_]  For          [_]  Against          [_]  Abstain


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.


Address Change? Mark Box [_]               Date __________________________, 2002
Indicate changes below:

                                    +------------------------------------------+
                                    |                                          |
                                    +------------------------------------------+

                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. 3